CONSENT

In connection with the filing of PolyMet Mining Corp.'s preliminary short form prospectus, dated April 10 2013, all supplements thereto and all documents incorporated by reference therein (collectively, the "Prospectus") and the registration statement on Form F-10, dated April 10, 2013, and any amendments thereto, including any post-effective amendments (collectively, the "Registration Statement"), we hereby consent to the use of our name in the Prospectus and the Registration Statement in the sections entitled "Enforceability of Civil Liabilities," "Certain Canadian Federal Income Tax Considerations," "Eligibility for Investment," and "Legal Matters".

/s/ Farris, Vaughan, Wills & Murphy LLP
Date: April 10, 2013

CONSENT

In connection with the filing of PolyMet Mining Corp.'s preliminary short form prospectus, dated April 10, 2013, all supplements thereto and all documents incorporated by reference therein (collectively, the "Prospectus") and the registration statement on Form F-10, dated April 10, 2013, and any amendments thereto, including any post-effective amendments (collectively, the "Registration Statement"), we hereby consent to the use of our name in the Prospectus and the Registration Statement in the sections entitled "Enforceability of Civil Liabilities," "Certain Canadian Federal Income Tax Considerations," "Eligibility for Investment," and "Legal Matters".

Farris, Vaughan, Wills & Murphy LLP

Date: April 10, 2013